Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	Second Quarter		Year-to-Date
	2015	2014	2015	2014
NET SALES	$2,866.9	$2,860.1	$5,496.9	$5,477.2
COSTS AND EXPENSES
Cost of sales	1,809.7	1,811.5	3,466.1	3,472.2
Gross margin	1,057.2	1,048.6	2,030.8	2,005.0
% of Net Sales	36.9%	36.7%	36.9%	36.6%
Selling, general and administrative	644.5	655.9	1,267.5	1,296.5
% of Net Sales	22.5%	22.9%	23.1%	23.7%
Operating margin	412.7	392.7	763.3	708.5
% of Net sales	14.4%	13.7%	13.9%	12.9%
Other - net	50.5	57.3	114.2	118.2
Restructuring charges (credits)	5.0	(1.7)	29.9	(5.4)
Income from operations	357.2	337.1	619.2	595.7
Interest - net	43.2	40.3	83.9	81.0
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	314.0	296.8	535.3	514.7
Income tax expense on continuing operations	78.5	74.1	133.8	122.1
NET EARNINGS FROM CONTINUING OPERATIONS	235.5	222.7	401.5	392.6
Less: net (loss) earnings attributable to non-controlling interests	(0.2)	0.9	(1.0)	1.1
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREOWNERS	235.7	221.8	402.5	391.5
NET LOSS FROM DISCONTINUED OPERATIONS	(8.5)	(5.3)	(13.0)	(13.1)
NET EARNINGS ATTRIBUTABLE TO COMMON SHAREOWNERS	$227.2	$216.5	$389.5	$378.4

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.59	$1.42	$2.68	$2.51
Discontinued operations	(0.06)	(0.03)	(0.09)	(0.08)
Total basic earnings per share of common stock	$1.53	$1.38	$2.59	$2.42
DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.54	$1.39	$2.60	$2.46
Discontinued operations	(0.06)	(0.03)	(0.08)	(0.08)
Total diluted earnings per share of common stock	$1.49	$1.36	$2.51	$2.37
DIVIDENDS PER SHARE	$0.52	$0.50	$1.04	$1.00
AVERAGE SHARES OUTSTANDING (in thousands)
Basic	148,059	156,316	150,339	156,097
Diluted	152,663	159,666	154,881	159,354

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	July 4, 2015	January 3, 2015
ASSETS
Cash and cash equivalents	$391.9	$496.6
Accounts and notes receivable, net	1,645.9	1,396.7
Inventories, net	1,839.6	1,562.7
Assets held for sale	19.1	29.5
Other current assets	448.3	463.3
Total current assets	4,344.8	3,948.8
Property, plant and equipment, net	1,419.2	1,454.1
Goodwill and other intangibles, net	9,798.7	10,027.2
Other assets	436.1	419.0
Total assets	$15,998.8	$15,849.1
LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$440.5	$7.5
Accounts payable	1,764.6	1,579.2
Accrued expenses	1,158.9	1,221.9
Liabilities held for sale	21.0	23.4
Total current liabilities	3,385.0	2,832.0
Long-term debt	3,823.2	3,839.8
Other long-term liabilities	2,924.1	2,665.4
Stanley Black & Decker, Inc. shareowners’ equity	5,784.2	6,429.1
Non-controlling interests’ equity	82.3	82.8
Total liabilities and equity	$15,998.8	$15,849.1

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

		Second Quarter		Year-to-Date
		2015	2014	2015	2014
	OPERATING ACTIVITIES
	Net earnings from continuing operations	$235.5	$222.7	$401.5	$392.6
	Net loss from discontinued operations	(8.5)	(5.3)	(13.0)	(13.1)
	Depreciation and amortization	102.0	114.4	204.5	224.8
	Changes in working capital[1]	(50.5)	55.9	(428.4)	(274.4)
	Other	34.1	49.5	(49.5)	(44.7)
	Net cash provided by operating activities	312.6	437.2	115.1	285.2
	INVESTING AND FINANCING ACTIVITIES
	Capital and software expenditures	(65.7)	(61.4)	(111.6)	(119.2)
	Proceeds from issuances of common stock	31.7	14.4	74.7	27.6
	Net short-term (repayments) borrowings	(180.2)	(199.7)	418.7	82.6
	Net investment hedge settlements	33.5	(29.5)	63.9	(35.8)
	Cash dividends on common stock	(76.8)	(78.4)	(159.5)	(159.1)
	Purchases of common stock for treasury	(100.0)	—	(448.0)	(19.4)
	Effect of exchange rate changes on cash	3.5	10.3	(42.1)	3.2
	Other	(2.2)	(9.8)	(15.9)	(45.6)
	Net cash used in investing and financing activities	(356.2)	(354.1)	(219.8)	(265.7)
	(Decrease) Increase in Cash and Cash Equivalents	(43.6)	83.1	(104.7)	19.5
	Cash and Cash Equivalents, Beginning of Period	435.5	432.6	496.6	496.2
	Cash and Cash Equivalents, End of Period	$391.9	$515.7	$391.9	$515.7

	Free Cash Flow Computation[2]
	Operating cash inflow	$312.6	$437.2	$115.1	$285.2
	Less: Capital and software expenditures	(65.7)	(61.4)	(111.6)	(119.2)
	Free cash inflow (before dividends)	$246.9	$375.8	$3.5	$166.0
	Merger & Acquisition-related charges and payments[4]	28.5	34.8	48.3	86.6
	Free cash inflow, normalized (before dividends)[3]	$275.4	$410.6	$51.8	$252.6

1	Working capital is comprised of accounts receivable, inventory, accounts payable and deferred revenue.
2,3
Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Normalized free cash flow, as reconciled above, is considered a meaningful pro forma metric to aid the understanding of the Company's cash flow performance aside from the material impact of merger and acquisition-related activities.

4
Merger & Acquisition-related charges and payments relate primarily to the Black & Decker merger and Niscayah and Infastech acquisitions, including facility closure-related charges, employee-related charges and integration costs.

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	Second Quarter		Year-to-Date
	2015	2014	2015	2014
NET SALES
Tools & Storage	$1,839.5	$1,771.8	$3,471.6	$3,346.6
Security	533.3	571.6	1,042.9	1,116.5
Industrial	494.1	516.7	982.4	1,014.1
Total	$2,866.9	$2,860.1	$5,496.9	$5,477.2
SEGMENT PROFIT
Tools & Storage	$301.6	$276.9	$558.4	$489.7
Security	55.2	69.4	110.0	122.2
Industrial	94.3	91.5	169.0	178.2
Segment Profit	451.1	437.8	837.4	790.1
Corporate Overhead	(38.4)	(45.1)	(74.1)	(81.6)
Total	$412.7	$392.7	$763.3	$708.5
Segment Profit as a Percentage of Net Sales
Tools & Storage	16.4%	15.6%	16.1%	14.6%
Security	10.4%	12.1%	10.5%	10.9%
Industrial	19.1%	17.7%	17.2%	17.6%
Segment Profit	15.7%	15.3%	15.2%	14.4%
Corporate Overhead	(1.3)%	(1.6)%	(1.3)%	(1.5)%
Total	14.4%	13.7%	13.9%	12.9%

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